CTS Corporation
Form 10-K 2004

EXHIBIT (10)(u)

Amendment No. 1 TO CTS Corporation 2003 Excess Benefit Retirement Plan

Effective June 1, 2004, Section 3.01 of the 2003 Excess Benefit Retirement Plan shall be amended in its entirety to read as follows:

3.01	Amount of Benefit. The amount of the Benefit which a Member (or Beneficiary, if applicable) is eligible to receive under this Plan shall be equal to the excess of (a) over (b):

(a)	The amount of benefit which such Member would be entitled to receive under the Pension Plan, if

(i)	the definition of “Pay” used in determining the Member’s benefit under the Pension Plan included 50% of the Fair Market Value of Shares due to the Member (prior to withholding) in settlement of Restricted Stock Units which were awarded under the CTS Corporation 2004 Omnibus Long-Term Incentive Plan, determined as of the applicable vesting date of such Restricted Stock Units;

(ii)	the percentage of “Compensation” (as defined in the Pension Plan) used in determining the Member’s benefit under the applicable provision of Section 6 of the Pension Plan was,

1.25% if the date of determination occurs during the Member’s first year of participation in this Plan;

1.35% if the date of determination occurs during the Member’s second year of participation in this Plan;

1.45% if the date of determination occurs during the Member’s third year of participation in this Plan;

1.55% if the date of determination occurs during the Member’s fourth year of participation in this Plan;

1.65% if the date of determination occurs during the Member’s fifth year of participation in this Plan;

1.75% if the date of determination occurs during any subsequent year of participation in this Plan; and

(iii)	such benefit were computed without giving effect to the limitations then currently imposed by Code Section 401(a)(17) and Code Section 415(b) and regulations thereunder and without regard to the benefit accrual determined under Section 6.13 of the Pension Plan. For purposes of this Section 3.01, a Member’s date of participation in this Plan shall be the later of July 1, 2003, or the effective date that the Member is first eligible to participate in the Plan in accordance with Article V. A Member’s “years of participation” will begin on the Members’ date of participation and each subsequent anniversary thereof.

(b)	The amount of benefit which such Member actually receives under the Pension Plan.